                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-KA


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 1999



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           Colorado                      0-21821             93-0962072
--------------------------------       -----------       ------------------
  State or Other Jurisdiction          Commission           IRS Employer
of Incorporation or Organization       File Number       Identification No.



               410 17th Street, Suite 400, Denver, Colorado 80202
               ---------------------------------------------------
               Address of Principal Executive Offices and Zip Code



        Registrant's telephone number, including area code (888) 313-8051

Item 7.           Financial Statements and Exhibits

(a)   Financial Statements of the Business Acquired.

      TOLEDO PICKLING & STEEL SALES, INC.                                            Page
                                                                                     ----
      Report of Independent Public Accountants                                         5

      Balance Sheet at September 30, 1998                                              6

      Statement of Operations for the Year Ended September 30, 1998                    8

      Statement of Shareholder's Deficit                                               9

      Statement of Cash Flows for the Year Ended September 30, 1998                    10

      Notes to Financial Statements                                                    11

      Report of Independent Accountants                                                18

      Balance Sheet at September 30, 1997 and September 30, 1996                       19

      Statement of Operations and Retained Earnings for the
         Years Ended September 30, 1997 and September 30, 1996                         20

      Statement of Cash Flows for the Years Ended September 30, 1997
         and September 30, 1996                                                        21

      Notes to Financial Statements                                                    22

(b)   Pro Forma Financial Information.

      CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

      Description of Acquisition Transaction                                           28

      Unaudited Pro Forma Combined Balance Sheet at September 30, 1998                 29

      Unaudited Pro Forma Combined Statement of Operations for the
         Nine Months Ended September 30, 1998 and for the Year Ended
         December 31, 1997                                                             31

      Notes to Unaudited Pro Forma Combined Financial Statements                       33

Exhibits
--------
10.77 (1)         Asset Purchase  Agreement  dated as of December 31, 1998 by and between Toledo Pickling and TPSS Acquisition [Schedules and Exhibits omitted].

10.78 (1)         Assignment and Bill of Sale dated as of January 12, 1999 from
                  Toledo Pickling to TPSS Acquisition.

10.79 (1)         Assumption Agreement dated as of January 12, 1999 by and
                  between Toledo Pickling and TPSS Acquisition.

10.80 (1)         Employment and Noncompetition Agreement dated as of January
                  12, 1999 between TPSS Acquisition and William Ciralsky.

10.81 (1)         Equipment Purchase Agreement dated as of January 12, 1999 by and among TPSS Acquisition and William Ciralsky and Nancy
                  Ciralsky. [Exhibit omitted]

10.82 (1)         Unconditional and Continuing Guaranty of the Company dated as of January 12, 1999 with respect to the Unconditional and Continuing Guaranty July 6, 1998, issued by William Ciralsky in favor of Toledo Blank, Inc. [Exhibit A omitted]

10.83 (1)         Indemnification Agreement dated as of January 12, 1999 by TPSS
                  Acquisition to William Ciralsky.

10.84 (1)         Lease dated as of January 12, 1999 by and between Campbell
                  Investors, as lessor, and TPSS Acquisition, as lessee [real property located at 1149 Campbell Road, Toledo, Ohio].

10.85 (1)         Consent to Assignment to Equipment Lease Agreement dated as of
                  January 12, 1999 of Equipment Lease Agreement between Toledo
                  Pickling and William Ciralsky and Nancy Ciralsky dated as of June 1, 1998 [Herr-Voss .50 inch maximum level line].

10.86 (1)         Consent to Assignment to Equipment Lease Agreement dated as of
                  January 12, 1999 of the Equipment Lease Agreement between
                  Toledo Pickling and William Ciralsky dated as of June 1, 1998
                  [Herr-Voss .25 inch maximum level line].

10.87 (1)         Equipment Lease Agreement dated as of June 1, 1998 between
                  Toledo Pickling and William Ciralsky and Nancy Ciralsky
                  [Herr-Voss .50 inch maximum level line].

10.88 (1)         Equipment Lease Agreement dated as of June 1, 1998 between
                  Toledo Pickling and William Ciralsky [Herr-Voss .25 inch maximum level line].

10.89 Assumption and Consent Agreement dated as of January 12, 1999 among Toledo Pickling, TPSS Acquisition and Finova. [Exhibits omitted]

10.90 Secured Promissory Note A dated as of January 12, 1999 between TPSS Acquisition, Toledo Pickling and Finova in the principal amount of $2,307,692.

10.91 Secured Promissory Note B dated as of January 12, 1999 between TPSS Acquisition, Toledo Pickling and Finova in the principal amount of $333,332.

10.93 Assumption and Consent Agreement dated as of January 12, 1999 among Toledo Pickling, TPSS Acquisition, NBC and Finova. [Exhibits omitted]

10.94 Credit Note dated as of January 12, 1999 by and between TPSS Acquisition, Toledo Pickling and NBC in the principal of amount of $5,130,000.

10.95 Credit Note dated as of January 12, 1999 by and between TPSS Acquisition, Toledo Pickling, NBC and Finova in the principal of amount of $3,870,000.

10.96 Guaranty of the Company dated as of January 12, 1999 in favor of NBC and Finova.

10.97 (1)         Note Purchase Agreement dated January 11, 1999 by and between the Company and Security Income Trust, LP.

10.98 (1)         18% Note dated January 11, 1999 issued by the Company to
                  Security Income Trust, L. P. in the principal amount of $1,250,000.

---------------------------

(1) Previously filed on January 27, 1999 on Form 8-K.

Safe Harbor Statement: The statements contained in this report that are not historical facts may contain forward looking statement that involve a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, general business conditions, competitive market conditions, success of the Company's growth and sales strategy, whether the Company will suffer customer attrition, whether the transaction between the Company and TPSS will be successfully integrated, whether the Company will have sufficient resources to realize its growth plans, fluctuations in margins, and other risks and uncertainties currently unknown to management.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Consolidated Capital of North America, Inc.
and Toledo Pickling and Steel Sales, Inc.

We have audited the accompanying balance sheet of Toledo Pickling and Steel Sales, Inc. (an Ohio corporation) as of September 30, 1998, and the related statements of operations, shareholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toledo Pickling and Steel Sales, Inc. as of September 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant recurring losses, has negative working capital, a net capital deficiency and is in violation of financial covenants under its debt obligations as of September 30, 1998 that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. As discussed in Note 12 to the financial statements, substantially all of the assets were sold subsequent to September 30, 1998, although no assurances can be made that the new entity will be able to reach profitable levels. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


/s/ Arthur Andersen LLP



Cleveland, Ohio,
January 21, 1999.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



                                     ASSETS


CURRENT ASSETS:
     Cash                                                   $        65,985
     Accounts receivable, net of allowances
       for doubtful accounts of $110,000                          7,083,218
     Receivable from officers                                       212,410
     Inventories, net                                             4,408,832
     Other current assets                                            52,767
                                                            ---------------

         Total current assets                                    11,823,212

PROPERTY, PLANT AND EQUIPMENT, net                                6,221,741

OTHER ASSETS:
     Cash surrender value of life insurance
       policies, net of loans                                       488,113
                                                            ---------------

         Total assets                                       $    18,533,066
                                                            ===============








                 The accompanying notes to financial statements
                     are an integral part of this financial
                                   statement.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998



                      LIABILITIES AND SHAREHOLDER'S DEFICIT


CURRENT LIABILITIES:
     Line of credit                                                                $     8,066,399
     Current portion of long-term debt and capital lease
       obligations                                                                       2,791,126
     Accounts payable                                                                    8,611,007
     Accrued liabilities                                                                   752,149
                                                                                   ---------------

       Total current liabilities                                                        20,220,681
                                                                                   ---------------

CAPITAL LEASE OBLIGATIONS                                                                  233,405
                                                                                   ---------------

DEFERRED COMPENSATION                                                                      311,434
                                                                                   ---------------

COMMITMENTS AND CONTINGENCIES                                                                   --
                                                                                   ---------------

SHAREHOLDER'S DEFICIT:
     Common stock without par value - 750 shares authorized; 295 shares issued at stated value of $750
       per share                                                                           221,250
     Additional paid in capital                                                            392,142
     Retained deficit                                                                   (2,845,846)
                                                                                   ---------------
                                                                                        (2,232,454)
                                                                                   ---------------

       Total liabilities and shareholder's deficit                                 $    18,533,066
                                                                                   ===============



                 The accompanying notes to financial statements
                     are an integral part of this financial
                                   statement.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998




Net sales                                                   $    85,283,375
                                                            ---------------
Cost of sales                                                   (80,685,427)
Selling, general and administrative expenses                     (6,834,984)
                                                            ---------------
Operating loss                                                   (2,237,036)
Interest expense                                                 (1,947,073)
                                                            ---------------

Net loss                                                    $    (4,184,109)
                                                            ===============




                 The accompanying notes to financial statements
                     are an integral part of this financial
                                   statement.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                       STATEMENT OF SHAREHOLDER'S DEFICIT
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998



                                                          Additional       Retained
                                          Common           Paid-in         Earnings/
                                           Stock           Capital         (Deficit)            Total
                                        ------------     ------------     ------------      ------------

BALANCE, SEPTEMBER 30, 1997             $    221,250     $    192,142     $  1,338,263      $  1,751,655

     Capital contribution                         --          200,000               --           200,000

     Net loss                                     --               --       (4,184,109)       (4,184,109)
                                        ------------     ------------     ------------      ------------

BALANCE, SEPTEMBER 30, 1998             $    221,250     $    392,142     $ (2,845,846)     $ (2,232,454)
                                        ============     ============     ============      ============






                 The accompanying notes to financial statements
                     are an integral part of this financial
                                   statement.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                         $    (4,184,109)
     Adjustments to reconcile net income to net cash
       provided by operating activities-
         Depreciation and amortization                                      1,252,267
         Changes in assets and liabilities-
           Trade and officer receivables                                    4,804,361
           Inventories                                                     13,455,716
           Other current assets                                               142,070
           Cash surrender value of life insurance, net                         82,292
           Accounts payable                                                (5,330,779)
           Accrued liabilities                                                 61,408
           Deferred compensation                                              (99,756)
                                                                      ---------------

                  Net cash provided by operating activities                10,183,470
                                                                      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures, net                                             (1,511,417)
                                                                      ---------------

                  Net cash used for investing activities                   (1,511,417)
                                                                      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net decrease in line of credit borrowings                            (10,890,079)
     Proceeds from issuance of long-term debt                               3,000,000
     Repayments of long-term debt                                            (893,606)
     Payments under capital lease obligations                                 (28,033)
     Capital contributions                                                    200,000
                                                                      ---------------

                  Net cash provided by financing activities                (8,611,718)
                                                                      ---------------

NET INCREASE IN CASH                                                           60,335

CASH, AT BEGINNING OF THE YEAR                                                  5,650
                                                                      ---------------

CASH, AT END OF YEAR                                                  $        65,985
                                                                      ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID FOR INTEREST                                                $     2,028,494
                                                                      ===============

ACQUISITION OF FIXED ASSETS UNDER CAPITAL LEASES                      $       309,810
                                                                      ===============

                 The accompanying notes to financial statements
                     are an integral part of this financial
                                   statement.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Description of Business

Toledo Pickling and Steel Sales, Inc. (the Company) processes, warehouses and sells steel to customers located primarily in Ohio, Michigan, Indiana and Illinois. The Company also engages in steel brokerage transactions. The Company has three divisions: Toledo Pickling and Steel Sales (TPSS), Ciralsky Steel Sales (CSS) and Temperance Steel Sales (TSS). During fiscal 1998, the Company consolidated the CSS and TPSS operations into its existing TPSS facility and closed the CSS and TSS locations.

Basis of Presentation

The accompanying financial statements present the assets and liabilities as of September 30, 1998 of the entire Company. Subsequent to September 30, 1998, Consolidated Capital of North America, Inc. (the Acquiror or Consolidated Capital), through a wholly-owned subsidiary, TPSS Acquisition Corp., purchased substantially all of the assets of the Company. See also Note 12. These statements have been prepared as a result of the requirements of Section 3.05 of Regulation S-X of the Securities and Exchange Commission (SEC), for filing by the Company as part of the SEC Form 8-K reporting the acquisition.

The accompanying financial statements are prepared on the historical basis to the Company and do not reflect any adjustments which may occur as a result of the allocation of the purchase price by the Acquiror to the assets acquired and liabilities assumed.

Going Concern

The Company has incurred significant losses for the year ended September 30, 1998 and has negative working capital at September 30, 1998. In addition, the Company was not in compliance with certain terms of its line of credit agreement and term note agreements during fiscal 1998 and at September 30, 1998 and anticipates being in noncompliance with certain covenants of its line of credit and term note agreements in fiscal 1999.

In response to recurring losses, management made the decision to combine the CSS and TPSS operations into its existing TPSS facility and close the CSS and TSS locations. In addition, management retained an outside consulting firm to recommend areas to reduce costs and improve operational efficiency in the combined CSS/TPSS operation. The Company anticipates continual operational changes throughout fiscal 1999. Due to continuing competition within the steel service industry, the Company does not anticipate returning to profitability during 1999.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998


As discussed in Note 12, subsequent to year end assets and liabilities of the Company were acquired by a wholly owned subsidiary of Consolidated Capital.

Revenue Recognition

Revenue from the sale and processing of steel is recognized upon shipment of the product to the customer.

Inventory

Inventories are valued at the lower of cost or market. Cost is determined on the specific identification basis. Reserves are recorded based on specific identification.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are recorded at cost. Depreciation is computed principally using the straight-line method over the following estimated useful lives of the assets:

Leasehold improvements                               1 - 20 Years
Machinery and equipment                              1 - 20 Years
Furniture and fixtures                               5 - 15 Years
Equipment under capital leases                       Life of the lease

Bank Overdraft

Included in accounts payable at September 30, 1998 are liabilities in the amount of $5,483,659 representing checks outstanding which have not yet been presented for collection.

Fair Value of Financial Instruments

The Company's financial instruments at September 30, 1998 consist of cash, accounts receivable, accounts payable, debt and accrued expenses. The fair value of these financial instruments approximates the carrying value at September 30, 1998.

Use of Estimates

The Company's financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosures embodied in these financial statements. Actual results could differ from those estimates.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998


2. SALES TO MAJOR CUSTOMERS:

One customer accounted for approximately 11.5% of the Company's sales in the fiscal year ended September 30, 1998.

3. INVENTORIES:

Inventories at September 30, 1998 consist of the following:

Raw materials and freight                       $4,344,521
Spare parts and supplies                           374,974
Inventory reserve                                 (310,663)
                                                ----------
                                                $4,408,832


4. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment at September 30, 1998 consist of the following:

Leasehold improvements                                             $ 2,106,847
Machinery and equipment (including $358,498 relating to
   equipment under capital lease obligations at
   September 30, 1998)                                              11,294,183
Furniture and fixtures                                                 492,015
                                                                   -----------
                                                                    13,893,045
Less- Accumulated depreciation and amortization
   (including $55,264 relating to equipment under
   capital lease obligations at September 30, 1998)                  7,731,061
                                                                   -----------
                                                                     6,161,984
Construction-in-progress                                                59,757
                                                                   -----------
                                                                   $ 6,221,741
                                                                   ===========

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998

5. LONG-TERM DEBT:

Long-term debt at September 30, 1998 consists of the following:

Finova Note A                                               $2,371,784
Finova Note B                                                  291,637
Capital lease                                                  361,110
                                                            ----------

Long-term debt and capital lease                             3,024,531

Less- current portion                                        2,791,126
                                                            ----------

Long-term debt and capital lease                            $  233,405
                                                            ==========

The Company entered into two new term loans with Finova Financial Innovators (Finova) in December 1997 at which time the proceeds were used to retire a term loan with National Canada Finance Corporation (NCFC), finance the consolidation of CSS and TPSS and provide working capital for the operations of the Company. The first Finova term loan (Note A) in the amount of $2,500,000 required interest only payments for the first six months beginning on January 1, 1998. Monthly principal payments of $32,051 plus interest began on July 1, 1998. A balloon payment of $1,584,255 is due on December 1, 2000. Interest on this term loan is calculated at 2% above Finova's prime lending rate, which was 8.5% at September 30, 1998. The second Finova term loan (Note B) in the amount of $500,000 requires monthly principal payments of $13,889 plus interest with a final principal and interest payment due on December 1, 2000. Interest is calculated at 2.5% above Finova's prime lending rate, which was 8.5% at September 30, 1998. Each of the term loans contain restrictive covenants and cross default provisions similar to those included in the Company's line of credit agreement and are secured by the Company's machinery and equipment. All amounts are classified as current at September 30, 1998 as the Company is not in compliance with these covenants and has not obtained waivers for these covenant violations at September 30, 1998.

As of September 30, 1998, long-term capital lease payments, including current portions of long-term capital lease obligations, are as follows:

     For the Year
        Ending
     September 30,
-----------------------

1999                                 $   84,098
2000                                     84,098
2001                                     84,098
2002                                     75,486
2003                                     33,330
Thereafter                                   --
                                     ----------
                                     $  361,110
                                     ==========

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998


6. LINE OF CREDIT:

Under the financing arrangements with NCFC, a line of credit is available to the Company for borrowings up to $20 million as defined. The Company is entitled to borrow up to 85% and 60% of its qualified accounts receivable and inventory, respectively, or the available line, whichever is less. At September 30, 1998, the Company had no borrowings available under its line of credit agreement. The obligation, which is repayable on demand, is secured by the accounts receivable and inventory of the Company and a limited guarantee executed by the President and Shareholder of the Company in the amount of $2,500,000 plus all amounts outstanding on the line of credit over $18 million. Interest on the line of credit is calculated at 1.25% above NCFC's prime lending rate which was 8.50% at September 30, 1998, and is payable monthly. The line of credit contains certain financial and other covenants including a minimum net worth requirement and a minimum ratio of liabilities to net worth, as well as certain restrictions on capital expenditures, dividends and officers' compensation.

In conjunction with the new term loans with Finova, the Company amended its line of credit agreement in fiscal 1998. The amendment increased the amount available under the line of credit to $23 million and increased the percentage of inventory, which the Company can include in its borrowing base to 65%. As part of the amendment, NCFC participated in $10 million of the line of credit to Finova. At September 30, 1998, the Company has outstanding borrowings of $8,066,399.

As discussed in Note 1, during fiscal 1998 and at September 30, 1998, the Company was not in compliance with certain provisions of the covenants and these instances of noncompliance have not been waived by NCFC and Finova.

The line of credit was assumed as part of the acquisition.  See Note 12.

7. INCOME TAXES:

Effective October 1, 1991, the Shareholder of the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions and similar provisions for the State of Ohio, the Company generally does not pay federal or state income taxes on its taxable income. Instead, the Shareholder is liable for individual federal and state income taxes on the Company's taxable income.

8. DEFERRED COMPENSATION:

The Company has established deferred compensation arrangements with certain officers. The Company recognizes the annual cost of these arrangements as additional compensation expense, which approximated $60,000 for fiscal 1998. Portions of the deferred compensation arrangements are funded through life insurance policies. The Company expenses the insurance premiums paid on these life insurance policies.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998


Amounts expensed net of changes in the cash surrender values of the policies, approximated $10,000 in 1998. The aggregate cash surrender values of the life insurance policies relating to these deferred compensation arrangements approximated $488,000 at September 30, 1998.

9. PENSION AND EMPLOYEE BENEFITS PLAN:

The Company is a participant in the Teamsters Central States Pension Fund, a multi-employer defined benefit pension plan, for its union employees. Pension plan expense approximated $143,000 for fiscal 1998.

The Company also has a qualified discretionary profit sharing plan for non-union employees meeting certain service requirements. Contributions to the plan are made at the discretion of the President and Shareholder of the Company. No contributions were made to the plan for 1998.

10. RELATED PARTIES:

The Company has advanced funds to certain of its officers. The amounts of these receivables aggregated approximately $212,000 at September 30, 1998. These advances are unsecured, noninterest-bearing and payable on demand.

The Company leases the Toledo Pickling and Steel Sales facility from a real estate partnership in which the President and Shareholder of the Company has a 50% interest. The agreement provides for monthly payments, which are negotiated annually and ranged from $23,000 to $32,000 during fiscal 1998. The lease expires in fiscal 1999 and provides the Company with options to renew the lease for two additional terms of five years each.

During the first half of the fiscal year, the Company leased the Ciralsky Steel Service facility and certain equipment from a real estate partnership in which the President and Shareholder of the Company has a 50% ownership interest. Monthly payments ranged from $12,200 to $20,900 during 1998 for the facility. Monthly payments for the equipment leases were $2,900 during fiscal 1998.

The Company leased the Temperance Steel Service facility from a real estate partnership in which the President and Shareholder of the Company had a 33.3% interest. During fiscal 1998 this facility was closed and the President and Shareholder's interest was sold. The agreement provided for monthly payments ranging from $15,000 to $18,000 during fiscal 1998.

Other equipment is leased directly from the President and Shareholder of the Company for monthly payments ranging from $41,000 to $51,000 during fiscal 1998.

Rental expense incurred with respect to arrangements with related parties accounted for as operating leases approximated $1,015,000 in fiscal 1998. The Company also leases automobiles from unrelated third parties. Rental expense related to all operating leases aggregated approximately $1,100,000 in fiscal 1998.

                      TOLEDO PICKLING AND STEEL SALES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               SEPTEMBER 30, 1998


11. CONTINGENCIES:

The Company is a party to various pending or threatened legal proceedings, including alleged violations of environmental regulations, arising in the ordinary course of its business. Management believes, based upon the information currently available, that any liabilities that may result from these legal proceedings will not have a material effect on the Company's results of operations and financial condition as presented in the accompanying financial statements.

12. SUBSEQUENT EVENTS:

Subsequent to September 30, 1998, Consolidated Capital, through a wholly-owned subsidiary, TPSS Acquisition Corp. (TPSS Acquisition), purchased substantially all of the assets of the Company. The total consideration for the purchase of the Company was approximately $15,815,000 and consisted primarily of the assumption of certain liabilities of the Company including, 1) $5,647,000 of obligations under the Company's line of credit, 2) $2,700,000 of obligations under the Finova Notes A and B, 3) accounts payable of $7,232,000 and 4) certain liabilities and obligations under certain leases and contracts that existed, were assumed by TPSS Acquisition. In addition, TPSS Acquisition also assumed future liabilities and obligations, as defined. The line of credit and Finova term loan agreements were assumed by TPSS Acquisition and guaranteed by Consolidated Capital and are required to be refinanced or repaid by April 12, 1999.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholder of Toledo Pickling & Steel Sales, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Toledo Pickling & Steel Sales, Inc. at September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of Toledo Pickling & Steel Sales, Inc. for any period subsequent to September 30, 1997.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and is in violation of certain debt covenants that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might result should the Company be unable to continue as a going concern.

As discussed in Note 12 to the financial statements, the Company leases certain real estate and equipment from its President and Stockholder and from partnerships in which he has significant interests. Because of these relationships, it is possible that the lease terms are not the same as those that would result from transactions among wholly unrelated parties.

As described in Note 14, effective December 31, 1998, Consolidated Capital of North America, Inc., through a wholly-owned subsidiary, TPSS Acquisition Corp., purchased substantially all of the assets of the Company and assumed substantially all of its liabilities.


/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
December 5, 1997, except as to Note 14,
which is as of February 10, 1999

                       TOLEDO PICKLING & STEEL SALES, INC.
                                  BALANCE SHEET
                         AT SEPTEMBER 30, 1997 AND 1996


                                                                                         1997             1996
                                                                                     ------------     ------------
ASSETS
Current assets:
   Cash                                                                              $      5,650     $      5,279
   Accounts receivable, net of allowance for
    doubtful accounts of $138,692 and $147,658
    in 1997 and 1996, respectively                                                     11,895,515       11,733,183
   Inventories (Note 5)                                                                17,864,548       18,848,927
   Receivable from officers (Note 12)                                                     204,473          185,810
   Other current assets                                                                   194,837          165,171
                                                                                     ------------     ------------

           Total current assets                                                        30,165,023       30,938,370

Property, plant and equipment, net (Note 6)                                             5,648,216        6,011,182

Other assets:
   Cash surrender value of life insurance policies,
    net of loans (Note 10)                                                                570,405          677,202
                                                                                     ------------     ------------
           Total assets                                                              $ 36,383,644     $ 37,626,754
                                                                                     ============     ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Line of credit (Note 8)                                                           $ 18,956,474     $ 16,929,798
   Current portion of long-term debt (Note 7)                                             631,798        1,102,903
   Accounts payable                                                                    13,941,788       15,274,579
   Accrued liabilities                                                                    690,742          775,496
                                                                                     ------------     ------------
           Total current liabilities                                                   34,220,802       34,082,776
                                                                                     ------------     ------------

Long-term debt (Note 7)                                                                        --           14,872
                                                                                     ------------     ------------
Deferred compensation (Note 10)                                                           411,190          450,894
                                                                                     ------------     ------------
Commitments and contingencies (Note 13)                                                        --               --

Stockholder's equity:
   Common stock without par value - 750 shares authorized; 295 shares in 1997
    and 1996 issued at stated value of $750 per share                                     221,250          221,250
   Additional paid in capital                                                             192,142
   Retained earnings                                                                    1,338,260        2,856,962
                                                                                     ------------     ------------
                                                                                        1,751,652        3,078,212
                                                                                     ------------     ------------
           Total liabilities and stockholder's equity                                $ 36,383,644     $ 37,626,754
                                                                                     ============     ============


    The accompanying notes are an integral part of the financial statements.

                       TOLEDO PICKLING & STEEL SALES, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                                 1997               1996

Net sales                                                   $ 106,393,341      $  99,155,941
                                                            -------------      -------------

Cost of sales                                                 100,971,489         93,717,225
Selling, general and administrative expenses                    5,070,792          4,813,135
Interest expense                                                2,137,957          1,761,591
Gain on disposal of capital asset                                (268,195)                --
                                                            -------------      -------------
                                                              107,912,043        100,291,951
                                                            -------------      -------------

Net loss                                                       (1,518,702)        (1,136,010)

Dividends declared and paid                                                         (525,002)

Retained earnings at beginning of year                          2,856,962          4,517,974
                                                            -------------      -------------

Retained earnings at end of year                            $   1,338,260      $   2,856,962
                                                            =============      =============





    The accompanying notes are an integral part of the financial statements.

                       TOLEDO PICKLING & STEEL SALES, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                                                1997              1996
Cash flows - operating activities
   Net loss                                                                $ (1,518,702)     $ (1,136,010)
   Adjustments to reconcile net loss to net
    cash (used for) provided by operating activities
      Gain on disposal of a capital asset                                      (268,195)               --
      Depreciation and amortization                                           1,076,836           922,204
      Changes in assets and liabilities:
        Trade and officer receivables                                          (180,995)       (2,124,395)
        Inventories                                                             984,379        (2,724,049)
        Other current assets                                                    (29,666)          (12,476)
        Cash surrender value of life insurance, net                             106,797           (86,167)
        Accounts payable                                                     (1,332,791)        5,242,898
        Accrued liabilities                                                     (84,754)          (74,243)
        Deferred compensation                                                   (39,704)           58,297
                                                                           ------------      ------------

           Net cash (used for) provided by operating activities              (1,286,795)           66,059
                                                                           ------------      ------------

Cash flows - investing activities
   Capital expenditures                                                      (1,125,675)       (1,251,424)
   Proceeds from sale of fixed assets                                           680,000                --
                                                                           ------------      ------------

           Net cash used for investing activities                              (445,675)       (1,251,424)
                                                                           ------------      ------------

Cash flows - financing activities
   Net increase in line of credit borrowings                                  2,026,676         2,151,112
   Repayments of long-term debt                                                (459,837)         (445,693)
   Payment of dividends                                                              --          (525,002)
   Principal payments under capital lease obligations                           (26,140)          (17,249)
   Capital contributions                                                        192,142                --
                                                                           ------------      ------------

           Net cash provided by financing activities                          1,732,841         1,163,168
                                                                           ------------      ------------

Net increase (decrease) in cash                                                     371           (22,197)

Cash at beginning of year                                                         5,279            27,476
                                                                           ------------      ------------

Cash at end of year                                                        $      5,650      $      5,279
                                                                           ============      ============

Supplemental disclosure of cash flow information

Cash paid for interest                                                     $  2,122,763      $  1,762,419
                                                                           ============      ============

Acquisition of capital asset                                                                 $     48,688
                                                                                             ============


    The accompanying notes are an integral part of the financial statements.

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.    DESCRIPTION OF BUSINESS

      Toledo Pickling & Steel Sales, Inc. (the Company) has three divisions:
      Toledo Pickling & Steel Sales, Ciralsky Steel Service and Temperance Steel Service, which process, warehouse and sell steel to customers located primarily in Ohio, Michigan, Indiana and Illinois. The Company also engages in steel brokerage transactions.

2.    OPERATING LOSSES AND RELATED MANAGEMENT ACTIONS

      The Company incurred significant losses for the years ended September 30, 1997 and 1996, significantly decreasing retained earnings. The Company also had negative working capital as of September 30, 1997 and 1996 and, as discussed in Note 8, the Company was not in compliance with certain terms of its line of credit and term note agreements at September 30, 1997. Due to increasing competition in the steel service industry, the Company does not anticipate returning to profitability during 1998.

      During October 1997, management made the decision to consolidate its Ciralsky Steel Facility into its Toledo Pickling & Steel Sales (Campbell Street) operations as part of actions intended to return the Company to profitability.

      During December 1997, management obtained two new term loans aggregating $3 million with Finova Capital Corporation (Note 7). These loans were used to pay off the outstanding principal of the term loan with National Canada Finance Corporation, finance the consolidation of the Ciralsky Steel Facility, and provide working capital for the operations of the Company.

      As described in Note 14, effective December 31, 1998, substantially all of the assets and liabilities of the Company were acquired by Consolidated Capital of North America, Inc. through a wholly-owned subsidiary, TPSS Acquisition Corp.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION
      Revenue from the sale and processing of steel is recognized upon shipment of the product to the customer.

      CASH AND CASH EQUIVALENTS
      The Company considers all highly-liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

      INVENTORY
      Inventories are valued at the lower of cost or market. Cost is determined on the specific identification basis.

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


      PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION
      Property, plant and equipment are recorded at cost. Depreciation is computed principally using the straight-line method over the following estimated useful lives of the assets:

           Leasehold improvements                       1-20 Years
           Machinery and equipment                      1-20 Years
           Furniture and fixtures                       5-15 Years
           Equipment under capital leases               Life of the lease

      BANK OVERDRAFT
      Included in accounts payable at September 30, 1997 and 1996 are liabilities in the amount of $7,752,004 and $7,747,302, respectively, representing checks issued which have not yet been presented for collection.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The Company's financial instruments at September 30, 1997 and 1996 consist of cash, accounts receivable, accounts payable, debt and accrued expenses. The fair value of these financial instruments approximates the carrying value at September 30, 1997 and 1996.

      USE OF ESTIMATES
      The Company's financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosures embodied in these financial statements. Actual results could differ from those estimates.


4.    SALES TO MAJOR CUSTOMERS

      One customer accounted for approximately 11% and 15% of the Company's sales in the fiscal years ended September 30, 1997 and 1996, respectively.


5.    INVENTORIES

      Inventories at September 30, 1997 and 1996 consist of the following:

                                                  SEPTEMBER 30,
                                              1997              1996

           Raw materials and freight     $  17,450,192     $  18,475,923
           Spare parts and supplies            414,356           373,004
                                         -------------     -------------
                                         $  17,864,548     $  18,848,927
                                         =============     =============

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


6.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at September 30, 1997 and 1996 consist of the following:

                                                                                   SEPTEMBER 30,
                                                                                1997             1996

Leasehold improvements                                                     $  2,280,846     $  2,142,429
Machinery and equipment (including $48,688
 relating to equipment under capital lease
 obligations at September 30, 1997 and 1996)                                  9,265,795        9,484,723
Furniture and fixtures                                                          491,781          490,688
                                                                           ------------     ------------
                                                                             12,038,422       12,117,840
Less - accumulated depreciation and amortization (including $41,532 and $17,188 relating to equipment under capital lease obligations at
 September 30, 1997 and 1996, respectively)                                   6,658,921        6,106,658
                                                                           ------------     ------------
                                                                              5,379,501        6,011,182
Construction-in-progress                                                        268,715
                                                                           ------------     ------------
                                                                           $  5,648,216     $  6,011,182
                                                                           ============     ============


7.    LONG-TERM DEBT

      Long-term debt at September 30, 1997 and 1996 consists of the following:

                                                                                   SEPTEMBER 30,
                                                                                1997             1996

Term loan, original amount of $2,000,000                                   $    626,500     $  1,028,500
Term loan, original amount of $135,000                                               --           57,836
Capital lease obligations                                                         5,298           31,439
                                                                           ------------     ------------

Long term debt                                                                  631,798        1,117,775

Less:  current portion                                                          631,798        1,102,903
                                                                           ------------     ------------

Long-term debt                                                             $         --     $     14,872
                                                                           ============     ============

      In December 1994, the Company obtained a $135,000 term loan from Capital Bank. This loan was paid in full during 1997.

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


      In April 1994, the Company obtained a $2 million term loan from National Canada Finance Corporation ("NCFC"). As discussed in Note 2, the Company entered into two new term loans with Finova Capital Corporation ("Finova") in December 1997 at which time a portion of the proceeds was used to retire the term loan with NCFC. The first term loan in the amount of $2,500,000 requires interest only payments for the first six months beginning on January 1, 1998. Monthly principal payments of $32,051 plus interest are required beginning on July 1, 1998. A balloon payment of $2,019,556 of principal and interest is due on December 1, 2000. Interest on this term loan is calculated at 2% above Finova's prime lending rate. The second term loan in the amount of $500,000 requires principal payments of $13,889 plus interest with a final principal and interest payment due on December 1, 2000. Interest is calculated at 2.5% above Finova's prime lending rate.

8.    LINE OF CREDIT

      Under the Company's financing arrangements with NCFC, a $20 million line of credit was available to the Company. In December 1996, the Company amended its line of credit agreement with NCFC. Under the terms of the amended agreement, the Company could borrow up to $23 million during December 1996, $24 million in January and February 1997 and $23 million in March 1997. Effective April 1, 1997, the line of credit returned to $20 million. The Company is entitled to borrow up to 85% and 60% of its qualified accounts receivable and inventory, respectively, or the available line, whichever is less. At September 30, 1997, the Company had approximately $1 million available under its line of credit agreement. The obligation, which is repayable on demand, is secured by all real and personal property of the Company and a limited guarantee executed by the President and Stockholder of the Company in the amount of $2,500,000 plus all amounts outstanding on the line of credit over $18 million. Interest on the line of credit is calculated at 1 1/4% above NCFC's prime lending rate (which was 8.50% at September 30, 1997) and is payable monthly. Prior to December 1996, interest on the line of credit was calculated as 1% above NCFC's prime lending rate. The line of credit contains certain financial covenants including a minimum net worth requirement and a minimum ratio of liabilities to net worth, as well as certain restrictions on capital expenditures, dividends and officers' compensation.

      In conjunction with the new term loans with Finova (see Note 7), the line of credit was modified during December 1997. The modification included increasing the amount available under the line of credit to $23,000,000 and assigning $10,000,000 of the line of credit to Finova.

      The Finova loans and line of credit have restrictive financial covenants similar to the NCFC line of credit. During 1997, the Company did not meet certain restrictive financial covenants.

9.    INCOME TAXES

      Effective October 1, 1991, the Stockholder of the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions and similar provisions for the State of Ohio, the Company generally does not pay federal or state income taxes

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


      on its taxable income. Instead, the Stockholder is liable for individual federal and state income taxes on the Company's taxable income.

10.   DEFERRED COMPENSATION

      The Company has established deferred compensation arrangements with certain officers. The Company recognizes the annual cost of these arrangements as additional compensation expense, which approximated $56,000 and $58,000 for fiscal 1997 and 1996, respectively. Portions of the deferred compensation arrangements are funded through life insurance policies. The Company expenses the insurance premiums paid on these life insurance policies. Amounts expensed, net of increases in the cash surrender values of the policies, approximated $46,000 and $40,000 in 1997 and 1996, respectively. The aggregate cash surrender values of the life insurance policies relating to these deferred compensation arrangements approximated $338,000 and $299,000 at September 30, 1997 and 1996, respectively.

11.   PENSION AND EMPLOYEE BENEFITS PLANS

      The Company is a participant in the Teamsters Central States Pension Fund, a multi-employer defined benefit pension plan, for its union employees. Pension plan expense approximated $113,000 and $117,000 for fiscal 1997 and 1996, respectively.

      The Company also has a qualified discretionary profit sharing plan for non-union employees meeting certain service requirements. Contributions to the plan are made at the discretion of the President and Stockholder of the Company. No contributions were made to the plan for 1997 or 1996.

12.   RELATED PARTIES

      The Company has advanced funds to certain of its officers; amounts receivable aggregated $204,000 and $186,000 at September 30, 1997 and 1996, respectively. These advances are unsecured, noninterest-bearing and payable on demand.

      The Company leases the Toledo Pickling & Steel Sales facility from a real estate partnership in which the President and Stockholder of the Company has a 50 percent interest. The agreement provides for monthly payments which are negotiated annually and ranged from $26,000 to $32,000 during 1997 and were $26,000 during 1996. The lease expires in 1999 and provides the Company with options to renew the lease for two additional terms of five years each.

      The Company leases the Ciralsky Steel Service facility and certain equipment from a real estate partnership in which the President and Stockholder of the Company has a 50 percent interest. Monthly payments ranged from $9,700 to $21,000 during 1997 and were $9,700 during 1996 for the facility. Monthly payments for the equipment leases were $2,700 during 1997 and 1996.

                       TOLEDO PICKLING & STEEL SALES, INC.
                          NOTES TO FINANCIAL STATEMENTS


      The Company leased the Temperance Steel Service facility from a real estate partnership in which the President and Stockholder of the Company had a 33.3 percent interest. During December 1998, this facility was closed and the President and Stockholder's interest in the partnership was sold. The lease on the Temperance Steel Service facility provided for monthly payments ranging from $15,500 to $18,000 during 1997 and were $17,500 during 1996.

      Other equipment is leased directly from the President and Stockholder of the Company for monthly payments ranging from $44,000 to $65,000 during 1997 and were $65,000 during 1996.

      Rental expense incurred in respect of arrangements with related parties accounted for as operating leases approximated $1,466,000 in fiscal 1997 and $1,540,000 in fiscal 1996. The Company also leases automobiles from unrelated third parties. Rental expense related to all operating leases aggregated approximately $1,575,000 in fiscal 1997 and $1,673,000 in fiscal 1996.

      The future minimum lease payments required under all noncancelable operating leases at September 30, 1997 are as follows:

      Fiscal year ending September 30:
      1998                                                 $     468,000
      1999                                                       391,000
                                                            ------------
      Total future minimum lease
       payments                                             $    859,000
                                                            ============

13.   CONTINGENCIES

      The Company is a party to various pending or threatened legal proceedings, including alleged violations of environmental regulations, arising in the ordinary course of its business. Management believes, based upon the information currently available, that any liabilities that may result from these legal proceedings will not have a material effect on the Company's results of operations and financial condition as presented in the accompanying financial statements.

14.   SUBSEQUENT EVENTS

      Effective December 31, 1998, Consolidated Capital of North America, Inc., through a wholly-owned subsidiary, TPSS Acquisition Corp., purchased substantially all of the Company's assets and assumed substantially all of the Company's liabilities.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                          PRO FORMA COMBINED STATEMENTS
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

DESCRIPTION OF ACQUISITION TRANSACTION

Effective December 31, 1998, Consolidated Capital of North America, Inc. (the "Company"), through its wholly-owned subsidiary, TPSS Acquisition Corp. ("TPSS Acquisition"), purchased substantially all of the assets and assumed certain liabilities of Toledo Pickling and Steel Sales, Inc. ("Toledo Pickling"), a privately held steel processing and service center, headquartered in Toledo, Ohio.

The transaction was accounted for using the purchase method of accounting and the total consideration was approximately $15,815,000, consisting primarily of the assumption of certain liabilities of Toledo Pickling including; amount due under the Restated Loan and Security Agreement by and among Toledo Pickling, National Bank of Canada ("NBC") and Finova Capital Corporation ("Finova") as to which the outstanding balance as of December 31, 1998 was approximately $5,647,000 (the "Revolving Loan Agreement"); the liabilities and obligations under the Loan and Security Agreement by and between Seller and Finova as to which the outstanding principal loan balance due thereunder, as of December 31, 1998 was approximately $2,700,000 (the "Term Loan Agreement"); accounts payable of approximately $7,232,000 and various other liabilities of approximately $236,000 as of December 31, 1998. The Revolving Loan Agreement and the Term Loan Agreement were assumed by TPSS Acquisition and guaranteed by the Company on December 31,1998 and are required to be refinanced or repaid by April 12, 1999.

The purchase price was allocated on December 31, 1998 as follows:

     Accounts receivable                                  $  4,750,185
     Inventories                                             2,900,499
     Other current assets                                       70,708
     Property and equipment                                  6,816,148
     Goodwill                                                  998,143
     Deposits and other assets                                 279,767
                                                           -----------
                                                           $15,815,450
                                                           ===========

The following unaudited pro forma balance sheet information gives effect of the acquisition and related transactions as if they had occurred on September 30, 1998. The unaudited pro forma statements of operations gives effect to such transactions as if they had occurred on January 1, 1997.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                                                            Pro Forma
                                               Consolidated      Toledo Pickling           Adjustments
                                                 Capital of      and Steel Sales,            Increase           Pro Forma
                                            North America, Inc.       Inc.                 (Decrease)         Consolidated
                                            -------------------  ---------------         ---------------      ---------------
Current Assets
    Cash                                     $       133,655     $        65,985   (1)  $        (65,985)     $       133,655
    Accounts receivable, less
      allowance for doubtful accounts              3,374,387           7,083,218                     --            10,457,605
    Inventories                                    3,634,494           4,408,832                     --             8,043,326
    Deferred loan costs                              896,431                  --   (5)           768,000            1,664,431
    Prepaid expenses and other                       493,092             265,177   (1)          (212,410)             545,859
                                             ---------------     ---------------         ---------------      ---------------
        Total current assets                       8,532,059          11,823,212                 489,605           20,844,876
                                             ---------------     ---------------         ---------------      ---------------

Property and Equipment                             6,462,605          13,952,802   (2)        (7,136,654)          13,278,753
    Less accumulated depreciation and
      amortization                                   759,817           7,731,061   (2)        (7,731,061)             759,817
                                             ---------------     ---------------         ---------------      ---------------
        Total property and equipment               5,702,788           6,221,741                 594,407           12,518,936
                                             ---------------     ---------------         ---------------      ---------------

Other Assets
    Goodwill, net of accumulated
      amortization of $402,845                     1,956,162                  --   (4)           998,143            2,954,305
    Other assets                                   1,517,806             488,113   (1)           (31,950)           1,973,869
                                             ---------------     ---------------         ---------------      ---------------
        Total other assets                         3,473,968             488,113                 966,193            4,928,274
                                             ---------------     ---------------         ---------------      ---------------

    Total assets                             $    17,708,815     $    18,533,066         $     2,050,205      $    38,292,086
                                             ===============     ===============         ===============      ===============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                   PRO FORMA COMBINED BALANCE SHEET -CONTINUED
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                  Consolidated         Toledo                Pro Forma
                                                   Capital of       Pickling and             Adjustments
                                                  North America,    Steel Sales,              Increase         Pro Forma
                                                      Inc.              Inc.                 (Decrease)       Consolidated
                                                  --------------    ------------            ------------      ------------
Current Liabilities
    Accounts Payable                              $  3,612,987      $  8,611,004     (1)    $   (225,205)     $  8,189,991
                                                                                     (3)      (3,808,795)
    Accrued liabilities                                263,871           752,149     (1)        (280,205)          735,815

    Current portion of long-term debt                  388,608         2,791,129     (3)         500,000         3,679,737
    Convertible notes payable to affiliates          2,000,000                --                      --         2,000,000
    Convertible notes - 10%                          4,850,278                --                      --         4,850,278
    Convertible notes - 15%                          1,000,000                --                      --         1,000,000
    Convertible note - 18%                                  --                --     (5)       1,000,000         1,000,000
    Notes and loan payable                           1,650,000         8,066,399     (5)      (1,000,000)        8,716,399
    Other                                               28,770                --                      --            28,770
                                                  ------------      ------------            ------------      ------------
        Total current liabilities                   13,794,514        20,220,681              (3,814,205)       30,200,990
                                                  ------------      ------------            ------------      ------------

Long-Term Liabilities
    Long-term debt - net of current portion          6,133,154                       (3)       1,500,000         7,633,154
    Accrued interest                                   214,439                --                      --           214,439
    Accrued dividends                                  120,420                --                      --           120,420
    Capital lease obligations                               --           233,405     (1)        (233,405)               --
                                                  ------------      ------------            ------------      ------------
        Total long-term liabilities                  6,468,013           233,405               1,266,595         7,968,013
                                                  ------------      ------------            ------------      ------------

Redeemable Series C Preferred Shares                   870,000                --                      --           870,000
                                                  ------------      ------------            ------------      ------------
Deferred Compensation                                       --           311,434     (1)        (211,434)          100,000
                                                  ------------      ------------            ------------      ------------
Commitments and Contingencies                               --                --                      --                --
Stockholders' (Deficit)
    Series A preferred shares                          744,000                --                      --           744,000
    Series A preferred shares                          449,000                --     (2)              --           449,000
    Common shares                                        2,462           221,250     (3)             865             3,567
                                                            --                --     (3)        (221,250)               --
                                                            --                --     (5)             240                --
    Additional paid in capital                       8,933,175           392,142     (2)        (392,142)       11,508,865
                                                                              --     (3)       1,807,930                --
                                                            --                --     (5)         767,760                --
    Accumulated deficit                            (13,552,349)       (2,845,846)    (1)       2,845,846       (13,552,349)
                                                  ------------      ------------            ------------      ------------
        Total stockholders' (deficit)               (3,423,712)       (2,232,454)              4,809,249          (846,917)
                                                  ------------      ------------            ------------      ------------

      Total liabilities and stockholders'
        (deficit)                                 $ 17,708,815      $ 18,533,066            $  2,050,205      $ 38,292,086
                                                  ============      ============            ============      ============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                              Consolidated                               Pro Forma
                                               Capital of      Toledo Pickling          Adjustments
                                              North America,   and Steel Sales,           Increase          Pro Forma
                                                  Inc.               Inc.                (Decrease)       Consolidated
                                              --------------   ----------------         ------------      ------------
Net Sales                                     $ 15,908,469      $ 62,978,896            $         --      $ 78,887,365
Cost of goods sold                              13,360,890        58,788,865                      --        72,149,755
                                              ------------      ------------            ------------      ------------
      Gross profit                               2,547,579         4,190,031                      --         6,737,610
                                              ------------      ------------            ------------      ------------

Operating expenses
    Selling and shipping                           578,001         2,335,508                      --         2,913,509
    General and administrative                   4,076,550         1,488,995                      --         5,565,545
    Payroll and related benefits                 2,246,958         1,307,172                      --         3,554,130
    Depreciation and amortization                  737,609           856,665     (6)        (856,665)        1,152,239
                                                                                 (6)         339,769
                                                                                 (7)          74,861
                                              ------------      ------------            ------------      ------------
      Total expenses                             7,639,118         5,988,340                (442,035)       13,185,423
                                              ------------      ------------            ------------      ------------

      Loss from operations                      (5,091,539)       (1,798,309)                442,035        (6,447,813)
                                              ------------      ------------            ------------      ------------

Other income (expense)
    Interest expense                            (3,676,857)       (1,426,004)    (8)          69,503        (5,172,364)
    Other                                          230,427              (620)                     --           229,807
    Termination of an acquisition                 (995,403)               --                      --          (995,403)
                                              ------------      ------------            ------------      ------------
      Total other income (expense)              (4,441,833)       (1,426,624)                 69,503        (5,937,960)
                                              ------------      ------------            ------------      ------------

Net loss                                        (9,533,372)       (3,224,933)                372,532       (12,385,773)
Preferred share dividends                         (157,653)               --                      --          (157,653)
                                              ------------      ------------            ------------      ------------
                                                (9,691,025)       (3,224,933)                372,532       (12,543,426)
Discount attributable to conversion value
    of preferred shares and warrants              (761,917)               --                      --          (761,917)
                                              ------------      ------------            ------------      ------------
Loss applicable to common shareholders        $(10,452,942)     $ (3,224,933)           $    372,532      $(13,305,343)
                                              ============      ============            ============      ============

Basic and diluted loss per share              $       (.54)     $ (10,931.98)           $        .03      $       (.44)
                                              ============      ============            ============      ============
Weighted average number of
      Common Shares outstanding                 19,189,533               295              11,054,523        30,244,056
                                              ============      ============            ============      ============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                   Consolidated                               Pro Forma
                                                    Capital of      Toledo Pickling          Adjustments
                                                  North America,    and Steel Sales,           Increase          Pro Forma
                                                        Inc.              Inc.                (Decrease)        Consolidated
                                                  --------------    ----------------        -------------      -------------
Net sales                                         $  16,989,478      $ 103,366,278          $          --      $ 120,355,756
Cost of goods sold                                   14,021,110         94,786,546                     --        108,807,656
                                                  -------------      -------------          -------------      -------------
        Gross profit                                  2,968,368          8,579,732                     --         11,548,100
                                                  -------------      -------------          -------------      -------------

Operating expenses
    Selling and shipping                              1,012,504          3,523,273                     --          4,535,777
    General and administrative                        1,513,959          1,973,594                     --          3,487,553
    Payroll and related benefits                      2,061,144          2,351,635                     --          4,412,779
    Depreciation and amortization                       441,999            991,432    (6)        (991,432)           994,838
                                                                                      (6)         453,025
                                                                                      (7)          99,814
                                                  -------------      -------------          -------------      -------------
          Total expenses                              5,029,606          8,839,934               (438,593)        13,430,947
                                                  -------------      -------------          -------------      -------------

          Income (loss) from operations              (2,061,238)          (260,202)               438,593         (1,882,847)
                                                  -------------      -------------          -------------      -------------

Other income (expense)
    Other                                               165,374            272,315                     --            437,689
    Interest expense                                   (582,713)        (2,166,874)   (8)       1,074,623         (3,824,210)
                                                  -------------      -------------          -------------      -------------
          Total other income (expense)                 (417,339)        (1,894,559)            (1,074,623)        (3,386,521)
                                                  -------------      -------------          -------------      -------------

Net loss                                          $  (2,478,577)     $  (2,154,761)         $    (636,030)     $  (5,269,368)
                                                  =============      =============          =============      =============

Basic and diluted loss per share                  $        (.17)     $   (7,304.27)         $        (.06)     $        (.21)
                                                  =============      =============          =============      =============
Weighted average number of
      Common Shares outstanding                      14,980,423                295             10,054,523         25,034,946
                                                  =============      =============          =============      =============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                          PRO FORMA COMBINED STATEMENTS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                                   (UNAUDITED)


Below are explanations for the numerical notes in the Pro Forma Statements:

Balance Sheet - Pro Forma Adjustments

1. To adjust for assets not acquired, liabilities not assumed and to record the elimination of the deficit of Toledo Pickling and Steel Sales, Inc. ("TPSS").

2. To record the purchase price of machinery, furniture and equipment acquired based upon an appraisal by an unrelated third party and leasehold improvements valued by management at net book at date acquisition.

3. To record 4,784,689 Common Shares issued to U.S. Steel Group of USX Corporation ("USX") during January 1999, valued at $.209 per share in satisfaction of debt of $1,000,000 and a promissory note issued to USX by the Company in the amount of $2,000,000, with interest at 8% per annum, payable quarterly in the amount of $166,666.67 including principal and interest beginning on March 1, 1999. The note is due in full on December 1, 2001. The holder of this note may at any time prior to maturity convert the principal amount thereof remaining outstanding into the Company's Common Stock, at the conversion ratio of $.209 of principal for one share of Common Stock, or an aggregate of 9,569,378 shares.

     To record 3,869,834 of Common Shares to be issued to certain other vendors with a value of $.209 per share for reduction in their liabilities of $808,795.

4. To record the excess of the purchase price over net assets acquired as goodwill.

5. To record $1,000,000 of proceeds from a loan to the Company made by Security Income Trust, L. P. ("SIT"), a privately held company controlled by a director and officer of the Company. The loan is evidence by a promissory note of the Company dated January 11, 1999, with an 18% annual rate of interest payable in arrears together with the principal on July 10, 1999. The Company may, at its option, extend the maturity date of the note for two successive ninety-day periods. In connection with and at the time of each such extension, the Company shall issue to SIT related to funds used in this acquisition 800,000 shares of the Common Stock of the Company. In connection with this acquisition as additional consideration for the loan, the Company issued 800,000 shares of Common Stock of the Company to SIT. Proceeds were used to reduce bank debt.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                    PRO FORMA COMBINED STATEMENTS - CONTINUED
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                                   (UNAUDITED)


Income Statements - Pro Forma Adjustments

TPSS has a fiscal year end of September 30. The pro forma financial statements of operations reflect the period from January 1, 1998 to September 30, 1998 and for the twelve month period ended December 31, 1997. The Company has a fiscal year end of December 31. The statement of operations for TPSS properly reflect comparable periods to that of the Company.

6. To adjust for depreciation resulting from the revaluation of assets as determined mainly by an unrelated third party appraisal. Assets are depreciated, after provision for salvage value, over their useful lives using the straight-line method, with lives ranging from three to fifteen years.

7. To adjust for amortization of the excess of purchase price over net assets acquired. The amortization is based on a ten-year life using the straight-line method.

8.   To adjust for additional interest and amortization of loan costs of the USX note in the amount of $2,000,000 and the $1,000,000 of a related party loan proceeds used in connection with this acquisition assuming both two successive ninety-day extensions are exercised at $.32 per share.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


                           By:     /s/ Richard D. Bailey
                                   --------------------------------------
                                   Richard D. Bailey
                                   President and Chief Operating Officer



                           By:     /s/ Carl Casareto
                                   --------------------------------------
                                   Carl Casareto
                                   Chief Financial Officer


Date:  February 12, 1999

                                 EXHIBIT INDEX

Exhibit
Number            Exhibit Description
-------           --------------------
10.77 (1)         Asset Purchase  Agreement dated as of December 31, 1998 by and between Toledo Pickling and TPSS Acquisition [Schedules and Exhibits omitted].

10.78 (1)         Assignment and Bill of Sale dated as of January 12, 1999 from
                  Toledo Pickling to TPSS Acquisition.

10.79 (1)         Assumption Agreement dated as of January 12, 1999 by and
                  between Toledo Pickling and TPSS Acquisition.

10.80 (1)         Employment and Noncompetition Agreement dated as of January
                  12, 1999 between TPSS Acquisition and William Ciralsky.

10.81 (1)         Equipment Purchase Agreement dated as of January 12, 1999 by and among TPSS Acquisition and William Ciralsky and Nancy
                  Ciralsky. [Exhibit omitted]

10.82 (1)         Unconditional and Continuing Guaranty of the Company dated as of January 12, 1999 with respect to the Unconditional and
                  Continuing Guaranty July 6, 1998, issued by William Ciralsky in favor of Toledo Blank, Inc. [Exhibit A omitted]

10.83 (1)         Indemnification Agreement dated as of January 12, 1999 by TPSS
                  Acquisition to William Ciralsky.

10.84 (1)         Lease dated as of January 12, 1999 by and between Campbell
                  Investors, as lessor, and TPSS Acquisition, as lessee [real property located at 1149 Campbell Road, Toledo, Ohio].

10.85 (1)         Consent to Assignment to Equipment Lease Agreement dated as of
                  January 12, 1999 of Equipment Lease Agreement between Toledo
                  Pickling and William Ciralsky and Nancy Ciralsky dated as of
                  June 1, 1998 [Herr-Voss .50 inch maximum level line].

10.86 (1)         Consent to Assignment to Equipment Lease Agreement dated as of
                  January 12, 1999 of the Equipment Lease Agreement between
                  Toledo Pickling and William Ciralsky dated as of June 1, 1998
                  [Herr-Voss .25 inch maximum level line].

10.87 (1)         Equipment Lease Agreement dated as of June 1, 1998 between
                  Toledo Pickling and William Ciralsky and Nancy Ciralsky
                  [Herr-Voss .50 inch maximum level line].

10.88 (1)         Equipment Lease Agreement dated as of June 1, 1998 between
                  Toledo Pickling and William Ciralsky [Herr-Voss .25 inch
                  maximum level line].

10.89 Assumption and Consent Agreement dated as of January 12, 1999 among Toledo Pickling, TPSS Acquisition and Finova. [Exhibits omitted]

10.90             Secured Promissory Note A dated as of January 12, 1999 between
                  TPSS Acquisition, Toledo Pickling and Finova in the principal amount of $2,307,692.

10.91             Secured Promissory Note B dated as of January 12, 1999 between
                  TPSS Acquisition, Toledo Pickling and Finova in the principal amount of $333,332.

10.93 Assumption and Consent Agreement dated as of January 12, 1999 among Toledo Pickling, TPSS Acquisition, NBC and Finova.
                  [Exhibits omitted]

10.94             Credit Note dated as of January 12, 1999 by and between TPSS
                  Acquisition, Toledo Pickling and NBC in the principal of amount of $5,130,000.

10.95             Credit Note dated as of January 12, 1999 by and between TPSS
                  Acquisition, Toledo Pickling, NBC and Finova in the principal of amount of $3,870,000.

10.96 Guaranty of the Company dated as of January 12, 1999 in favor of NBC and Finova.

10.97 (1)         Note Purchase Agreement dated January 11, 1999 by and between the Company and Security Income Trust, LP.

10.98 (1)         18% Note dated January 11, 1999 issued by the Company to
                  Security Income Trust, L. P. in the principal amount of
                  $1,250,000.

---------------------------

(1) Previously filed on January 27, 1999 on Form 8-K.